EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-100891 of Wynn Resorts, Limited on Form S-8 of our report dated February 21, 2003, May 5, 2003 as to Note 14 (which expressed an unqualified opinion and included an explanatory paragraph relating to the revision discussed in Note 14) appearing in this Annual Report on Form 10-K/A of Wynn Resorts, Limited for the year ended December 31, 2002.

Deloitte & Touche LLP

Las Vegas, Nevada

May 13, 2003